Exhibit 10.1

Agreement For Termination of King Kau Ng’s Employment Contract As Chief Executive Officer

Termination Of Ng King Kau’s Employment & Settlement of Salary

Ng King Kau (“NKK”) and Mezabay International Inc. (Formerly, Cardtrend International Inc.) (“Company”) herby mutually agree that NKK’s employment with the Company under the Employment Contract dated May 22nd, 2006 (“Employment Contract”) shall be terminated with effect from September 23, 2009. Accordingly, NKK hereby resigns from the Company as its President & Chief Executive Officer with effect from September 23, 2009.

NKK and the Company mutually agree that the Company shall pay to NKK (i) a sum of HK$ 59,564.63 being salary from September 1, 2009 to September 23, 2009; (ii)a sum of HK$ 305,753.42 in lieu of 93 days of vacation leave which NKK was entitled to but unconsumed as at September 23, 2009; and (iii) a sum of HK$ 1,989,041.10 being compensation for early termination of the Employment Contract, totaling HK$ 2,354,359.15 (or US$ 303,729.49) (“Total Due”).

NKK and the Company mutually agree that the Company shall settle the Total Due of $303,729.49 by issuing to NKK a total of 37,966,186 Rule 144 restricted shares of its common stock, at a price of $0.008 per share (“Shares”).

NKK agrees that the unvested and vested shares as at September 23, 2009 of all the three share options granted to him by the Company on September 5, 2008 are hereby cancelled with immediate effect.

NKK and the Company hereby agree that upon the issuance and delivery of the Shares to NKK by the Company, the Company and NKK shall have discharged all their respective obligations under the said Employment Contract and any addendum thereto and they shall release each other of any other obligation and shall have no claim against each other

Agreed to by:
For and on-behalf of	For and on-half of
Mezabay International Inc.	Ng King Kau

SHOON HAU TSIN	NG KING KAU
Shoon Hau Tsin	Ng King Kau
Director	(Malaysia I/C No.: 500916105613)

Date: September 23, 2009.	Date: September 23, 2009